EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended October 16, 2009

October 16, 2009	Weekly ROR[1]	Month-to-Date ROR[1]	Year-to-Date ROR[1]
Class A Units	1.1%	2.2%	-5.2%
Class B Units	1.1%	2.2%	-5.8%
Legacy 1 Class Units[2]	0.9%	2.0%	0.2%
Legacy 2 Class Units[2]	1.0%	2.0%	0.2%
GAM 1 Class Units[2]	0.7%	1.4%	0.9%
GAM 2 Class Units[2]	0.7%	1.3%	0.6%
GAM 3 Class Units[2]	0.7%	1.2%	-0.6%

S&P 500 Total Return Index[3]	1.5%	3.0%	22.8%
Barclays Capital U.S. Long Government Index[3]	-0.2%	-1.9%	-9.3%
1	Subject to independent verification.
2	Grant Park’s Legacy and GAM Portfolios began trading on April 1, 2009.
3	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary

Agriculturals/Softs:  Despite bearish supply fundamentals, grains markets primarily rose last week.  Prices were most likely driven by weakness in the U.S. dollar and traders covering short positions.  In the softs markets, sugar prices moved higher on increased buying from large commodity funds and forecasts of elevated demand from India.

Grant Park’s longer-term trading advisors are predominantly long the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Currencies:  The U.S. dollar weakened against counterparts as growing hopes of a global economic recovery reduced demand for safe-haven currencies.  The Australian dollar benefited from elevated investor risk appetite as it rose steadily against both the U.S. dollar and Japanese yen.  Forecasts that the Reserve Bank of Australia will raise interest rates again in 2009 also played a role in moving the Australian dollar higher.

Grant Park’s longer-term trading advisors are predominantly short the U.S. dollar.  Grant Park’s shorter-term trading advisors are also predominantly short the U.S. dollar.

Energy:   A sharp decline in U.S. fuel inventories drove crude oil prices higher last week.  Strong global equity markets and reports from OPEC forecasting increased energy demand in 2010 also supported crude oil prices.

Grant Park’s longer-term trading advisors are predominantly long the energy sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Equities:   Strong U.S. corporate earnings reports for the third quarter drove up global equity markets.  Better-than-expected earnings from JP Morgan played a significant role in the rally as it signified that the U.S. financial industry may be improving.

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE.  HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Fixed Income:  Growth in the equity markets coupled with strong economic data led to declines in the global fixed-income markets.  Encouraging U.S. retail sales, improving industrial production in the Eurozone, and strong Chinese exports all played a role in moving debt markets lower.

Grant Park’s longer-term trading advisors are predominantly long the fixed-income sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Metals:  Copper markets moved higher on U.S. dollar weakness and increased demand in China.  In the precious metals markets, gold prices finished the week slightly higher as investors attempted to hedge a weaker U.S. dollar.

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Indices Overview 3
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE.  HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.